Exhibit 10.40

THIS AMENDMENT AGREEMENT is dated the 2nd day of June, 2009,

BETWEEN:

LIVE CURRENT MEDIA INC., a corporation incorporated under the laws of Nevada (the "Company"),

- and -

JONATHAN EHRLICH of Vancouver, British Columbia (the "Executive").

WHEREAS the Company and the Executive (collectively, "the parties") entered into an agreement (the "Employment Agreement") dated as of September 8, 2007 pursuant to which the Company employed the Executive as therein provided until January 31, 2009;

AND WHEREAS the parties entered into an agreement dated February 4, 2009, amending the Employment Agreement (the "Separation Agreement");

AND WHEREAS the Executive has secured new employment and, therefore, the parties. wish to amend the Separation Agreement as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions contained herein, the parties covenant and agree with each other that the Separation Agreement be amended as follows:

1.           Section 2(b)(i)-(ii): As of September 1, 2009, the remaining severance allowance and additional benefits to be paid to Executive shall be paid in equal semi-monthly installments over a period of ten (10) months rather than over a period of five (5) months. As a result, the gross amount of each payment representing the severance allowance and additional benefits will be reduced by 50% and the payments will continue through June 30, 2010. The payments will continue to be paid on each of the Company's regular paydays and shall be subject to the Company's normal payroll practices,

2.           Section 2(b)(iii): The Executive will defer the net monthly equity payments that the Company is obligated to pay him during the 2009 calendar year to December 31, 2009.

3.           Section 2tb)(iv): Commencing September 1, 2009, the Company will no longer pay for and administer Executive's MSP and Sun Life benefits or Executive's monthly cell phone expense.

4.           Section 2(b)(v): The parties agree that Executive shall not be entitled to relocation expenses under the Separation Agreement.

5.           Executive acknowledges that he is not entitled to any other compensation, benefit, or payment from the Company other than that expressly set forth in this Agreement, The Executive further agrees that the amounts paid and the value of benefits provided herein may be applied as a set-off against any later claim that he may make.

6.           The Executive acknowledges that he has not relied upon the Company or its legal counsel for any advice in connection with the tax treatment of the payments set forth herein. The Executive agrees to indemnify and hold the Company harmless from any and all claims or liability, including costs and legal fees, incurred as a result of the Executive's tax treatment of the payments set forth herein, or in respect of income tax payable by Executive that was not withheld, or in respect of any Employment Insurance or Canada Pension Plan amounts payable by the Company relating to or arising from Executive's employment or the termination thereof,

7.           Other than as provided herein, all of the terms and conditions of the Employment Agreement and the Separation Agreement shall remain in full force and effect, Without limiting the foregoing, Executive specifically acknowledges his continuing duties and obligations under paragraphs 8 (Inventions, Etc.), 9 (Ion-Competition), 10 (No Solicitation of Customers), 11 (No Solicitation of Employees), and 12 (Confidentiality) of the Employment Agreement.

8.           Executive acknowledges that he:

(a)           has had sufficient time to review and consider this Agreement thoroughly;

(b)           has read and understands the terms of this Agreement and his obligations hereunder; and

(c)           has been given an opportunity to obtain independent legal advice, or such other advice as he may desire concerning the interpretation and effect of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

LIVE CURRENT MEDIA INC.

By: /s/ C. Geoffrey Hampson
C. Geoffrey Hampson

/s/ Jonathan Ehrlich
Jonathan Ehrlich